Rule 424(b)(2)
                                                     Registration No. 333-75723


PRICING SUPPLEMENT NO. 31 dated July 26, 2000
to Prospectus Supplement dated April 30, 1999 and Prospectus dated April 30, 1999.

                                 LEHMAN BROTHERS HOLDINGS INC.
                                  Medium-Term Notes, Series F
             Due Nine Months or More From the Date of Issue
                                     (Fixed Zero Coupon)

Cusip No.:                                     52517PRF0

Principal Amount:               $5,420,154.78

Net Proceeds:                                  $1,920,482.20

Price to Public:                               35.43224%

Agent's Commission:             1.057%

Original Issue Date:            08/02/00

Interest
Rate Per Annum:                                0.000%

Maturity Date:                                 08/15/13

Authorized Denomination:        $1,000 or any larger whole multiple.

Lehman Brothers Holdings Inc.

By:/s/John_Buckley
Name: John Buckley
Title: Assistant Vice President